Duke
REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS
THIRD QUARTER 2015 RESULTS

Core FFO per Share of $0.29 and Core AFFO per Share of $0.23

Quarterly Dividend per Share Increased 5.9%, or $0.01 per Share

Declared Special Cash Dividend of $0.20 per Share

Midpoint of Core FFO Guidance Increased

(INDIANAPOLIS, October 28, 2015) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the third quarter of 2015.

Quarterly Highlights

- Core Funds from Operations ("Core FFO") per diluted share was $0.29 for the quarter. Funds from Operations ("FFO") per diluted share as defined by the National Association of Real Estate Investment Trusts ("NAREIT") was $0.27 for the quarter.

- Operating results:
    - Occupancy in the total portfolio, including properties under development, of 93.3 percent and in-service portfolio occupancy of 95.8 percent;
    - Same-property net operating income growth of 3.0 percent for the quarter ended September 30, 2015 as compared to the quarter ended September 30, 2014 and 5.4 percent for the twelve months ended September 30, 2015 as compared to the twelve months ended September 30, 2014;
    - Adjusted Funds from Operations ("AFFO") of $0.23 per diluted share;
    - Total leasing activity of 4.4 million square feet.
- Successful execution of capital transactions during the quarter:
    - Completed $238 million of building and land dispositions;
    - Began $110 million of new developments;
    - Continued improvement in overall leverage profile and $217 million of cash on hand at quarter end.

Denny Oklak, Chairman and CEO said, "The third quarter was another solid quarter of disposition activity, development starts and operational performance. In light of the continued aggressive pricing in today's investment sales market, our disposition program is still active at pricing that is overall accretive to AFFO. We are using the proceeds generated from these dispositions to fund our development projects and for further deleveraging. I am also very pleased to announce that, given our solid balance sheet position and our optimistic outlook in the ability to continue to grow AFFO per share, our board of directors today authorized a 5.9% increase, or $0.01 per share, in the regular quarterly dividend. In addition, our board of directors today declared a $0.20 per share special dividend to be paid on December 15, 2015, which is necessary to comply with minimum distribution requirements for a REIT, as a result of selling over $1.7 billion of assets year-to-date."

Financial Performance

- The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for the three months ended September 30, 2015 and 2014:

	Three Months Ended September 30,	
	2015	**2014**
FFO per share, attributable to common shareholders - diluted, as defined by NAREIT	**0.27**	0.29
Adjustments:		
Adjustments for redemption/repurchase of preferred shares	—	0.01
Gain on land sales	—	(0.01)
Impairment charges – non-depreciable Properties	0.01	0.01
Acquisition-related activity	0.01	—
Core FFO per share, attributable to common shareholders – diluted	**0.29**	0.30

- Core FFO was $101 million for the third quarter of 2015, and was down $0.01 per share from the same quarter of 2014. The slight decrease in Core FFO per share was due to the impact of dispositions, partially offset by improved property performance and new developments being placed in service. A reconciliation of net income to FFO as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.

- Diluted FFO, as defined by NAREIT, was $95 million for the third quarter of 2015, down $0.02 per share from the same quarter of 2014. This decrease was also due to the impact of dispositions.

- Net income was $0.22 per diluted share for the third quarter of 2015 compared to $0.18 per diluted share for the same quarter in 2014. The increase in net income per diluted share was primarily due to an increase in gains on sales of depreciable properties during the third quarter 2015.

Portfolio Operating Performance

Strong overall operating performance across all product types:

- In-service occupancy in the bulk distribution portfolio at September 30, 2015 of 96.2 percent compared to 96.3 percent at June 30, 2015.
- In-service occupancy in the medical office portfolio of 95.0 percent at September 30, 2015 compared to 94.9 percent at June 30, 2015.
- In-service occupancy in the suburban office portfolio of 89.0 percent at September 30, 2015 compared to 87.2 percent at June 30, 2015.
- Tenant retention of 75 percent for the quarter, with overall renewal rental rate growth for the entire portfolio of 12.8 percent.
- Same-property net operating income growth of 3.0 percent for the three months ended September 30, 2015 and 5.4 percent for the twelve months ended September 30, 2015 as compared to the comparable periods ended September 30, 2014.

Real Estate Investment Activity

Development

The third quarter included the following development activity:

Wholly-Owned Properties

- During the quarter, the company started $110 million of wholly-owned development projects. These projects consisted of five industrial projects totaling 841,000 square feet, which were 62 percent leased in total, and one medical office project totaling 100,000 square feet which was 49 percent leased.
- Wholly-owned development projects under construction at September 30, 2015, excluding the one suburban office project that will be sold at completion as part of the earlier suburban office portfolio disposition, consisted of

nineteen industrial projects totaling 5.6 million square feet, nine medical office projects totaling 515,000 square feet and one suburban office project totaling 144,000 square feet. These projects were 42 percent pre-leased in the aggregate.

- One suburban office project, which was 100 percent leased and totaled 112,000 square feet, was placed in service.

Joint Venture Properties

- One bulk industrial project, which was 100 percent leased and totaled 93,000 square feet, was placed in service during the quarter by a 50 percent-owned joint venture.
- Joint venture development projects under construction at September 30, 2015 consisted of two industrial projects totaling 932,000 square feet, which were 76 percent pre-leased.

Dispositions

Dispositions totaled $238 million in the quarter and were comprised primarily of the following:

- A wholly-owned portfolio of 7 suburban office properties in Cincinnati, which were 85 percent leased in the aggregate and totaled 1.01 million square feet.
- A wholly-owned 1.02 million square foot, 100 percent leased bulk industrial property located in Middletown, Delaware.
- Non-strategic land across several markets, totaling 142 acres, with a sales price of $23 million.

Notice of Unsecured Debt Pre-Payment

On September 30, 2015, the company gave notice to prepay the $150 million of 5.5% senior unsecured notes due March 1, 2016. The transaction is expected to settle October 30, 2015, using cash on hand at September 30, 2015.

Distributions Declared

The board of directors announced today an increase to the regular quarterly common stock dividend from $0.17 per share to $0.18 per share, payable on November 30, 2015 to shareholders of record as of November 16, 2015. Equal to $0.72 per share on an annualized basis, the new dividend provides a 5.9 percent increase over the previous amount.

In addition, the board of directors declared a special cash dividend of $0.20 per common share payable on December 15, 2015 to shareholders of record as of November 16, 2015. The decision to declare a special dividend was primarily a result of the sale of approximately $1.71 billion of assets through September 30, 2015.

2015 Guidance

The following assumptions within the detailed guidance, which is available through the Investor Relations-Financials section of the company's website, were revised:

- The company narrowed and increased the mid-point of its previous Core FFO guidance for 2015 to a range of $1.15 to $1.19 per share, compared to previous guidance of $1.13 to $1.19 per share.
- The estimate for AFFO was narrowed to a range of $1.00 to $1.02 per share, compared to previous range of $0.98 to $1.04 per share.
- The estimate for land disposition proceeds was increased to a range of $100 million to $130 million from a range of $80 million to $120 million.
- The estimate for property acquisitions was decreased to a range of $25 million to $50 million from a range of $75 million to $150 million.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of

depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles ("GAAP")); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and charges related to major overhead restructuring activities, including severance. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock

compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at our ownership percentage.

A description of the properties that are excluded from the company's same-property measure is included on page 20 of our September 30, 2015 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates 141 million rentable square feet of industrial and medical office assets in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 29, 2015, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2014. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30, 2015	December 31, 2014
Assets		
Real estate investments:		
Land and improvements	$1,371,457	$1,412,867
Buildings and tenant improvements	4,758,794	4,986,390
Construction in progress	337,173	246,062
Investments in and advances to unconsolidated companies	276,926	293,650
Undeveloped land	435,519	499,960
	7,179,869	7,438,929
Accumulated depreciation	(1,202,585)	(1,235,337)
Net real estate investments	5,977,284	6,203,592
Real estate investments and other assets held-for-sale	8,920	725,051
Cash and cash equivalents	175,874	17,922
Accounts receivable, net	20,985	26,168
Straight-line rents receivable, net	116,639	109,657
Receivables on construction contracts, including retentions	24,822	36,224
Deferred financing costs, net	30,428	38,734
Deferred leasing and other costs, net	359,652	387,635
Escrow deposits and other assets	425,305	209,856
	$7,139,909	$7,754,839
Liabilities and Equity		
Indebtedness:		
Secured debt	$764,707	$942,478
Unsecured debt	2,681,313	3,364,161
Unsecured line of credit	-	106,000
	3,446,020	4,412,639
Liabilities related to real estate investments held-for-sale	225	59,092
Construction payables and amounts due subcontractors, including retentions	66,709	69,470
Accrued real estate taxes	91,252	76,308
Accrued interest	31,330	55,110
Other accrued expenses	42,489	62,632
Other liabilities	110,611	95,566
Tenant security deposits and prepaid rents	39,830	44,142
Total liabilities	3,828,466	4,874,959
Shareholders' equity:		
Common stock	3,453	3,441
Additional paid-in-capital	4,959,060	4,944,800
Accumulated other comprehensive income	2,066	3,026
Distributions in excess of net income	(1,677,314)	(2,090,942)
Total shareholders' equity	3,287,265	2,860,325
Noncontrolling interest	24,178	19,555
Total equity	3,311,443	2,879,880
	$7,139,909	$7,754,839

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2015	2014	2015	2014
Revenues:				
Rental and related revenue	$200,938	$202,067	$617,549	$615,493
General contractor and service fee revenue	33,599	59,739	110,320	185,072
	234,537	261,806	727,869	800,565
Expenses:				
Rental expenses	30,137	29,829	96,355	104,090
Real estate taxes	27,702	29,501	86,228	87,355
General contractor and other services expenses	29,694	52,528	98,455	163,657
Depreciation and amortization	79,898	85,772	240,135	262,570
	167,431	197,630	521,173	617,672
Other operating activities:				
Equity in earnings (loss) of unconsolidated companies	(5,088)	19,178	16,281	82,325
Gain on sale of properties	71,259	47,143	202,153	133,617
Gain on land sales	1,659	3,167	24,096	7,208
Other operating expenses	(1,467)	(1,829)	(4,579)	(6,032)
Impairment charges	(2,426)	(6,368)	(7,896)	(8,891)
General and administrative expenses	(11,340)	(10,573)	(47,582)	(35,632)
	52,597	50,718	182,473	172,595
Operating income	119,703	114,894	389,169	355,488
Other income (expenses):				
Interest and other income, net	1,343	356	3,056	936
Interest expense	(41,615)	(47,421)	(134,576)	(145,628)
Gain (loss) on debt extinguishment	64	-	(82,589)	(139)
Acquisition-related activity	(5,660)	(110)	(6,993)	(871)
Income from continuing operations, before income taxes	73,835	67,719	168,067	209,786
Income tax benefit (expense)	3,305	442	4,109	(2,595)
Income from continuing operations	77,140	68,161	172,176	207,191
Discontinued operations:				
Income (loss) before gain on sales	(43)	2,277	10,546	6,569
Gain on sale of depreciable properties, net of tax	111	1,119	414,620	19,895
Income from discontinued operations	68	3,396	425,166	26,464
Net income	77,208	71,557	597,342	233,655
Dividends on preferred shares	-	(6,072)	-	(20,155)
Adjustments for redemption/repurchase of preferred shares	-	(3,196)	-	(2,713)
Net income attributable to noncontrolling interests	(774)	(756)	(6,284)	(2,883)
Net income attributable to common shareholders	$76,434	$61,533	$591,058	$207,904
Basic net income per common share:				
Continuing operations attributable to common shareholders	$0.22	$0.17	$0.49	$0.54
Discontinued operations attributable to common shareholders	0.00	0.01	1.22	0.08
Total	$0.22	$0.18	$1.71	$0.62
Diluted net income per common share:				
Continuing operations attributable to common shareholders	$0.22	$0.17	$0.49	$0.54
Discontinued operations attributable to common shareholders	0.00	0.01	1.21	0.08
Total	$0.22	$0.18	$1.70	$0.62

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended September 30
(Unaudited and in thousands, except per share amounts)

	2015			2014		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$76,434**			**$61,533**		
Less: dividends on participating securities	(593)			(651)		
Net income per common share- basic	**75,841**	**345,256**	**$0.22**	**60,882**	**341,165**	**$0.18**
Add back:						
Noncontrolling interest in earnings of unitholders	751	3,504		795	4,380	
Other potentially dilutive securities	593	3,390			281	
Net income attributable to common shareholders- diluted	**$77,185**	**352,150**	**$0.22**	**$61,677**	**345,826**	**$0.18**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$76,434**	**345,256**		**$61,533**	**341,165**	
Adjustments:						
Depreciation and amortization	79,898			95,000		
Company share of joint venture depreciation, amortization and other	12,501			7,827		
Impairment charges - depreciable property	-			453		
Gains on depreciable property sales - wholly owned, discontinued operations	(66)			(564)		
Gains on depreciable property sales - wholly owned, continuing operations	(71,259)			(47,143)		
Income tax benefit triggered by depreciable property sales	(3,350)			(997)		
Gains on depreciable property sales - JV	(189)			(17,370)		
Noncontrolling interest share of adjustments	(176)			(475)		
NAREIT FFO attributable to common shareholders - basic	**93,793**	**345,256**	**$0.27**	**98,264**	**341,165**	**$0.29**
Noncontrolling interest in income of unitholders	751	3,504		795	4,380	
Noncontrolling interest share of adjustments	176			475		
Other potentially dilutive securities		3,390			3,357	
NAREIT FFO attributable to common shareholders - diluted	**$94,720**	**352,150**	**$0.27**	**$99,534**	**348,902**	**$0.29**
Gain on land sales	(1,659)			(3,167)		
Adjustments for redemption of preferred shares	-			3,196		
Gain on debt extinguishment	(64)			-		
Impairment charges - non-depreciable properties	2,426			5,915		
Overhead restructuring charges	215			-		
Acquisition-related activity	5,660			110		
Core FFO attributable to common shareholders - diluted	**$101,298**	**352,150**	**$0.29**	**$105,588**	**348,902**	**$0.30**
Adjusted FFO						
Core FFO - diluted	$101,298	352,150	$0.29	$105,588	348,902	$0.30
Adjustments:						
Straight-line rental income and expense	(5,820)			(5,848)		
Amortization of above/below market rents and concessions	280			1,221		
Stock based compensation expense	1,730			2,140		
Noncash interest expense	1,831			1,998		
Second generation concessions	(8)			(10)		
Second generation tenant improvements	(9,791)			(5,919)		
Second generation leasing commissions	(5,962)			(6,357)		
Building improvements	(2,152)			(3,279)		
Adjusted FFO - diluted	**$81,406**	**352,150**	**$0.23**	**$89,534**	**348,902**	**$0.26**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Nine Months Ended September 30
(Unaudited and in thousands, except per share amounts)

	2015			2014		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$591,058**			**$207,904**		
Less: dividends on participating securities	(1,803)			(1,941)		
Net income per common share- basic	**589,255**	**344,986**	**$1.71**	**205,963**	**333,393**	**$0.62**
Add back:						
Noncontrolling interest in earnings of unitholders	6,212	3,609		2,738	4,384	
Other potentially dilutive securities	1,803	3,418			280	
Net income attributable to common shareholders- diluted	**$597,270**	**352,013**	**$1.70**	**$208,701**	**338,057**	**$0.62**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$591,058**	**344,986**		**$207,904**	**333,393**	
Adjustments:						
Depreciation and amortization	243,652			290,905		
Company share of joint venture depreciation, amortization and other	22,247			21,004		
Impairment charges - depreciable property	864			453		
Gains on depreciable property sales - wholly owned, discontinued operations	(417,795)			(22,864)		
Gains on depreciable property sales - wholly owned, continuing operations	(202,153)			(133,617)		
Income tax (benefit) expense triggered by depreciable property sales	(934)			5,564		
Gains on depreciable property sales-JV	(13,722)			(75,652)		
Noncontrolling interest share of adjustments	3,808			(1,114)		
NAREIT FFO attributable to common shareholders - basic	**227,025**	**344,986**	**$0.66**	**292,583**	**333,393**	**$0.88**
Noncontrolling interest in income of unitholders	6,212	3,609		2,738	4,384	
Noncontrolling interest share of adjustments	(3,808)			1,114		
Other potentially dilutive securities		3,418			3,274	
NAREIT FFO attributable to common shareholders - diluted	**$229,429**	**352,013**	**$0.65**	**$296,435**	**341,051**	**$0.87**
Gain on land sales	(24,096)			(7,208)		
Loss on debt extinguishment	82,589			139		
Adjustments for redemption/repurchase of preferred shares	-			2,713		
Impairment charges - non-depreciable properties	7,032			8,438		
Overhead restructuring Charges	7,422			-		
Acquisition-related activity	6,993			871		
Core FFO attributable to common shareholders - diluted	**$309,369**	**352,013**	**$0.88**	**$301,388**	**341,051**	**$0.88**
Adjusted FFO						
Core FFO - diluted	$309,369	352,013	$0.88	$301,388	341,051	$0.88
Adjustments:						
Straight-line rental income and expense	(19,085)			(17,921)		
Amortization of above/below market rents and concessions	2,961			5,379		
Stock based compensation expense	15,334			13,606		
Noncash interest expense	5,353			5,049		
Second generation concessions	(56)			(86)		
Second generation tenant improvements	(21,682)			(23,803)		
Second generation leasing commissions	(16,988)			(21,974)		
Building improvements	(4,539)			(4,740)		
Adjusted FFO - diluted	**$270,667**	**352,013**	**$0.77**	**$256,898**	**341,051**	**$0.75**